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                                                                    EXHIBIT 10.2

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                         SECURITIES PURCHASE AGREEMENT

                            dated as of May 29, 1998

                                  by and among

                     HALLMARK ENTERTAINMENT NETWORK, INC.,

                  HALLMARK ENTERTAINMENT DISTRIBUTION COMPANY,

                         HALLMARK ENTERTAINMENT, INC.,

                                      and

                         CHASE EQUITY ASSOCIATES, L.P.

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                         SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT, dated as of May 29, 1998 (as amended or otherwise modified from time to time, this "Agreement") by and among Hallmark Entertainment Network, Inc., a Delaware corporation (the "Company"), Hallmark Entertainment Distribution Company, a Delaware corporation, the sole shareholder of the Company and a direct subsidiary of HEI ("HEDC"), Hallmark Entertainment, Inc. ("HEI"), a Delaware corporation and an indirect subsidiary of Hallmark Cards, Incorporated, and Chase Equity Associates, L.P., a California limited partnership (the "Purchaser").

                                   W I T N E S S E T H:


         WHEREAS, the Company wishes to obtain equity financing through the issuance and sale to Purchaser of (a) Class B Non-Voting Common Stock, par value $0.01 per share ("Class B Common Stock", and together with the Class A Common Stock, "Common Stock"), having the terms set forth in the Certificate of Amendment to the Certificate of Incorporation (defined below) and (b) a Warrant to purchase shares of Common Stock to protect the Purchaser's holdings of Common Stock purchased hereunder from dilutive events (the "Dilution Warrant" and together with the Common Stock purchased hereunder, the "Securities"); and

         WHEREAS, the Purchaser is willing on the terms and conditions set forth in this Agreement to purchase the Securities in the amount set forth on Schedule I;

         NOW, THEREFORE, based upon the mutual covenants and agreements herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 DEFINED TERMS

         Section 1.1. Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is owned or controlled by, such specified Person. For purposes of this Agreement, (i) "control" means, with respect to any specified Person, either (x) the beneficial ownership of 10 percent or more of any class of equity securities or (y) the power to direct the management or policies of the specified Person through the ownership of voting securities, by contract, voting agreement or otherwise, (ii) the terms "controlling", "control with" and "controlled by", etc. shall have meanings correlative to the


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foregoing and (iii) the officers, directors and shareholders of the Company shall be deemed to be Affiliates of the Company.

         "Business" means the operation and distribution of cable television channels and programming and related programming.

         "By-laws" means the by-laws of the Company in the form attached hereto as Exhibit B, as amended from time to time in accordance with the requirements hereof and the Related Documents.

         "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A, as amended from time to time in accordance with the requirements hereof and the Related Documents.

         "Class A Common Stock" means Class A Voting Common Stock of the Company, par value $0.01 per share.

         "Class B Common Stock" is defined in the recitals.

         "Common Stock" is defined in the recitals.

         "Conversion Securities" means (i) any Class B Common Stock issued or issuable upon any conversion of the Dilution Warrant, or (ii) any Class A Common Stock issued or issuable upon any conversion of Class B Common Stock or (iii) any other capital stock or securities issued or issuable in respect of any securities referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds the Dilution Warrant or Class B Common Stock shall be deemed to be the Holder of the Conversion Securities obtainable upon conversion of such securities, whether in connection with the transfer thereof or otherwise, regardless of any restriction or limitation on the conversion of the Dilution Warrant or Class B Common Stock.

         "Credit Agreement" means the Credit and Security Agreement, dated as of August 31, 1995 among HEI, its subsidiaries named therein, the lenders referred to therein and Chase Manhattan Bank, as agent for the lenders, as amended, supplemented or revised from time to time or any replacement bank agreement with comparable terms.

         "Disclosure Schedule" means the Schedule referred to from time to time herein and set forth as Schedule III hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations issued in respect thereto.

         "Hallmark" means Hallmark Cards, Incorporated, a Missouri corporation.



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         "Hallmark Agreement" means the agreement, dated the Closing Date, between Hallmark and the Purchaser in the form of Exhibit G hereto.

         "HEI" is defined in the preamble.

         "HEDC" is defined in the preamble.

         "Holder" means, as of any time, the Purchaser or other Person (or any of his or its permitted successors or assigns, other than the Company or any of its Subsidiaries) who holds any Securities or Conversion Securities.

         "Interests" means any evidence of equity ownership of any Person, whether represented by common stock, preferred stock, securities, options, warrants or the like (including convertible debentures, notes or other securities convertible or exchangeable into or exercisable for the purchase or other acquisition of capital stock), trust certificates, general or limited partnership interests or any other type of capital stock or equity interest.

         "Investments" means, as to any Person, (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other Interests of any other Person and (ii) any contribution by such Person to any other Person.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance or an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Material Adverse Effect" means an effect which is materially adverse to either (a) the business, financial condition, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the legal ability of a Purchaser or the Company to consummate the transactions contemplated by this Agreement other than by reason of the inability of the Purchaser to consummate such transactions.

         "Organizational Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Person" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization, cooperative, association or government branch, agency or political subdivision thereof.

         "Plan" means any plan regulated under ERISA.

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         "Program License Agreement" means the Memorandum Agreement, dated as of January 1, 1996, between the Company and HEDC.

         "Qualified Holder" means the Purchaser or other Holder who holds at least 50% of the aggregate amount of the Securities.

         "Related Documents" means the Stockholders Agreement, the Dilution Warrant and the Hallmark Agreement.

         "Required Consents" shall mean the consents, approvals or waivers of each Person, whose consent or approval shall be required in connection with this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby, except for those consents or approvals for which failure to obtain would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect.

         "Restricted Securities" means (i) the Common Stock issued hereunder, and (ii) any Conversion Securities. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend required pursuant hereto or pursuant to any Related Document. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character required pursuant to the Related Documents.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

         "Stockholders Agreement" means the Stockholders Agreement, dated the Closing Date, among the Company, HEDC and the Purchaser, substantially in the form of Exhibit D hereto.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         Section 1.2. Additional Terms. The following terms shall have the meanings indicated or referred to in the following Sections of this Agreement:


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

               Term                                               Section
               ----                                               -------

              Agreement                                           Preamble
              Annual Budget                                       6.3(f)
              Balance Sheets                                      5.7
              Blue Sky Laws                                       5.4
              Capitalization Schedule                             5.4
              Closing                                             5.2
              Closing Date                                        2.2
              Company                                             Preamble
              ERISA                                               5.24
              Financial Statements                                5.7
              GAAP                                                5.7
              Indemnified Liabilities                             8.2
              Indemnitees                                         8.2
              Intellectual Property                               5.17
              Licenses                                            5.16
              Purchaser                                           Preamble
              Securities                                          Preamble


         Section 1.3. Construction. When used herein, the masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

                                   ARTICLE II

                             PURCHASE AND SALE TERMS

         Section 2.1. Purchase and Sale. Subject to the terms of this Agreement, the Company shall authorize, issue and sell to the Purchaser, and the Purchaser shall purchase from the Company at the Closing, the number of shares of Common Stock and the Dilution Warrant at the aggregate purchase price set forth opposite the Purchaser's name on Schedule I hereto.

         Section 2.2. The Closing. The closing of the purchase and sale of the Securities shall take place at the offices of Mayer, Brown & Platt located at 1675 Broadway, New York, New York 10019 or at such other location as the Company and the Purchaser may designate (the "Closing"). The Closing shall occur on or before the later of (a) May 29, 1998, or (b) such other date as the Company and the Purchaser may designate (the "Closing Date").

         Section 2.3. Payment and Delivery. On the Closing Date, the Purchaser shall pay the purchase price for the Securities purchased by it in full, in cash, by wire transfer of immediately

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available funds to an account designated by the Company in writing not less than five business days prior to the date for such Closing Date. The purchase price for the Purchaser to pay on the Closing Date shall be as set forth opposite the Purchaser's name on Schedule I hereto. Upon delivery of such funds, the Company shall deliver to the Purchaser stock certificates evidencing the Common Stock and the Dilution Warrant to be purchased by it, registered in the name of the Purchaser or its nominee.

         Section 2.4. Transfer Legends and Restrictions. The transfer of the shares of Common Stock purchased hereunder as well as any Conversion Securities will be restricted in accordance with the terms hereof and of the Related Documents. Each certificate or other instrument evidencing the Common Stock or any Conversion Securities, including any certificate or other instrument issued to any transferee thereof, shall be imprinted with one or more legends in substantially the form required pursuant to the Related Documents, and such legends shall not be removed from such certificates or other instruments except in accordance with the terms and provisions of the Related Documents.

         Section 2.5. Use of Proceeds. The Company shall use the net cash proceeds of its sale of the Securities for working capital purposes for the Business; provided, however, that the Company shall be permitted to loan $25,000,000 of the net cash proceeds of its sale of the Securities to HEI for working capital and general corporate purposes, which shall be evidenced by an Intercompany Line Letter and Demand Note in the form of Exhibit F hereto.

                                  ARTICLE III

                          PURCHASER CLOSING CONDITIONS

         The obligation of the Purchaser to purchase Securities on the Closing Date shall be subject to satisfaction (or waiver by the Purchaser) of the following conditions on or prior to such date (unless otherwise specified below):

         Section 3.1. Execution of This Agreement and All Related Documents. The Company, Hallmark, HEI, HEDC and the Purchaser shall have duly authorized and executed copies of this Agreement, each Related Document and each other agreement, document or instrument related hereto or thereto required in connection with the consummation of the transactions contemplated hereby. This Agreement, each such Related Document and each other related agreement, document or instrument shall be in full force and effect on the Closing Date.

         Section 3.2. Issuance and Purchase of Common Stock and Dilution Warrant. The Company shall have duly issued and delivered certificates to the Purchaser for the number of shares of Class B Common Stock and Dilution Warrant purchased by the Purchaser as provided in Article II hereof.



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     Section 3.3. Legal Opinion from Counsel for the Company. On the Closing
Date, the Purchaser shall have received the written opinion of Judith Whittaker, counsel for the Company, Hallmark and HEI in substantially the form attached as Exhibit E hereto.

     Section 3.4. Representations and Warranties to be True and Correct; Certificate of Officer of the Company, HEI and HEDC. The representations and warranties contained in Article V shall be true and correct in all material respects (except for representations and warranties qualified as to materiality which shall be true and correct) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any such representations and warranties specifically apply to a prior date). Each of the Company, HEI and HEDC shall have delivered to the Purchaser a certificate of its chief executive and chief financial officers, or alternatives reasonably satisfactory to counsel for the Purchaser, certifying that (i) the representations and warranties are in fact true and correct in all material respects as set forth above in this Section and
(ii) such party has performed or complied in all material respects with all agreements and conditions contained herein which are required to be performed or complied with by it on or before such Closing Date.

     Section 3.5. Certification of Incorporation. On or before the Closing Date, the Certificate of Amendment to the Certificate of Incorporation shall have been filed with the Secretary of State of Delaware in accordance with Delaware law.

     Section 3.6. All Proceedings to be Reasonably Satisfactory. All corporate and other proceedings to be taken by each of the Company, Hallmark, HEI and HEDC in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     Section 3.7. Supporting Documents. On or prior to the Closing Date the Purchaser and its counsel shall have received copies of the following supporting documents:

        (i) (x) copies of the Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, and (y) a certificate of said Secretary of State, dated as of a recent date, as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary;

        (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying: (w) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and each of the Related Documents, the issuance, sale and delivery of the Securities, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (y) that the Certificate of

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     Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause
     (i)(y) above; and (z) the incumbency and specimen signature of each officer of the Company executing this Agreement and each of the Related Documents, the stock certificate or certificates representing the Securities and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

        (iii) supporting documents as provided above in clauses (i) and (ii) on behalf of Hallmark, HEI and HEDC and such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel may reasonably request.

     All such documents shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

     Section 3.8. Directors and Officers Insurance. The Company shall have obtained as of the Closing Date or as soon as practicable thereafter, a customary directors and officers insurance policy providing coverage for its directors and officers. Such policy shall remain in effect until the date occurring three years after the last day that the Purchaser has a representative on the Company's board of directors.

     Section 3.9. Director Indemnification Agreements. Director Indemnification Agreements in the form of Exhibit C to the Stockholders Agreement shall have been duly executed and delivered by the Company and its directors.

     Section 3.10. Stockholders Agreement. The Stockholders Agreement shall have been duly executed by HEI, HEDC, the Company and the Purchaser.

     Section 3.11. Credit Agreement; Existing Indebtedness. An amendment in connection with the Credit Agreement shall have been duly executed by the agent and lenders thereunder to HEI and its Subsidiaries and the borrowers thereunder, which amendment shall permit the execution, delivery and performance of this Agreement and the Related Agreements and an intercreditor agreement shall have been executed and delivered by the agent under the Credit Agreement and the Purchaser substantially in the form of Exhibit I hereto.

     Section 3.12. The Kermit Channel. The Company and The Jim Henson Company shall have executed and delivered all documents related to The Kermit Channel (for each of Asia and Latin America), which documents shall be in form and substance reasonably satisfactory to the Purchaser.

     Section 3.13. Required Consents. All Required Consents shall have been obtained.

     Section 3.14. Fees and Expenses. Subject to Section 7.19, all reasonable fees and expenses of the Purchaser which have been invoiced and which are then due and payable as of the Closing


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


Date (including reasonable fees and expenses of counsel and other financial advisors) up to $100,000 shall have been paid in full by the Company.

     Section 3.15. Reasonable Satisfaction of Purchaser and Counsel. All instruments applicable to the issuance and sale of the Securities and all proceedings taken in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchaser and its counsel.


                                   ARTICLE IV

                           COMPANY CLOSING CONDITIONS

     The obligation of the Company to issue Securities on the Closing Date shall be subject to satisfaction (or waiver by the Company) of the following conditions on or prior to such date (unless otherwise specified below):

     Section 4.1. Execution of This Agreement and All Related Documents. The Purchaser shall have duly authorized and executed copies of this Agreement, each Related Document and each other agreement, document or instrument related hereto or thereto required in connection with the consummation of the transactions contemplated hereby. This Agreement, each such Related Document and each other related agreement, document or instrument shall be in full force and effect on the Closing Date.

     Section 4.2. Representations and Warranties to be True and Correct. The representations and warranties contained in Article VI shall be true and correct in all material respects except for representations and warranties qualified as to materiality which shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any such representations and warranties specifically apply to a prior date).

     Section 4.3. Stockholders Agreement. The Stockholders Agreement shall have been duly executed by the Purchaser.

     Section 4.4. Required Consents. All Required Consents for the execution and delivery of this Agreement by the Purchaser shall have been obtained.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The parties named below, represent and warrant to the Purchaser, as of the date hereof and on the Closing Date, as follows:


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     Section 5.1. Corporate Existence. Each of HEI, HEDC, the Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction set forth opposite the name of such corporation on Item 5.1 of the Disclosure Schedule, and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or use of its assets or properties, or the conduct or nature of its business, makes such qualification necessary except for any jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate power and authority to conduct its business and own its properties as now conducted and owned. Attached as Exhibit A hereto is a true and complete copy of the Certificate of Incorporation of the Company and each of its Subsidiaries, as in effect as of the Closing Date; attached as Exhibit B hereto is a true and complete copy of the By-laws of the Company and each of its Subsidiaries, as in effect as of the Closing Date.

     Section 5.2. Power and Authority. Each of HEI, HEDC, the Company and each of its Subsidiaries has all requisite corporate power and authority, and has taken all required corporate and other action necessary, to execute, deliver and perform this Agreement and all Related Documents to which it is a party and, as to the Company, to issue and sell the Securities as herein provided. Except as set forth on Item 5.2 of the Disclosure Schedule, none of the foregoing actions will (i) violate any provision of the By-laws or Certificate of Incorporation of the Company or any of its Subsidiaries or any provision of the Organizational Documents of HEI, (ii) result in the breach of or constitute a default under any material contract, agreement or instrument to which HEI, HEDC, the Company or any of its Subsidiaries is a party or by which it is bound, (iii) result in the creation or imposition of any material lien, claim or encumbrance on any asset of the Company or any of its Subsidiaries, (iv) to the knowledge of the Company, give any Person rights to terminate any contracts or agreements of the Company or any of its Subsidiaries or otherwise to exercise rights against the Company or any of its Subsidiaries or (v) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity applicable to or bearing upon the Company or any of its Subsidiaries or any of their assets or businesses except, in the case of each of clauses (ii),
(iii), (iv) or (v), for such violations, breaches, defaults, rights and impairments that could not reasonably be expected to have a Material Adverse Effect.

     Section 5.3. Enforceability, etc. This Agreement and each of the Related Documents has been duly executed and delivered by each of HEI, HEDC, the Company and each of its Subsidiaries party thereto, and constitutes the legal, valid and binding obligation of each of HEI, HEDC, the Company and each of its Subsidiaries, as applicable, enforceable against them in accordance with their respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     Section 5.4. Capitalization. After giving effect to the purchase of the Securities hereunder, Schedule II hereto (the "Capitalization Schedule") sets forth a true and complete statement of the capitalization of the Company as of the Closing Date, including a list of all holders of Interests of or in the Company and each of its Subsidiaries (and the amount and type of such Interests). Except

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


as set forth on the Capitalization Schedule, the Company and each of its Subsidiaries have not issued any Interests, nor are any Interests (or any rights to acquire or purchase any Interests) outstanding. The Common Stock to be delivered to the Purchaser will be duly authorized, validly issued, fully paid and non-assessable and will be delivered to the Purchaser free and clear of any liens, encumbrances, pre-emptive rights, escrows, options, rights of first refusal or other agreements, arrangements, commitments, understandings or obligations, whether written or oral, or any other restrictions affecting rights and other incidents of record and beneficial ownership, other than (i) as set forth herein or in the Related Documents and (ii) restrictions on transferability imposed generally under the Securities Act and under the securities laws of the several states and the rules and regulations issued in respect thereto (such state laws, rules and regulations, being, collectively, "Blue Sky Laws"). The issuance and delivery of the Common Stock on the terms and conditions contemplated herein is exempt from the registration requirements of the Securities Act and the Blue Sky Laws or has been qualified as may be necessary.


     Except as set forth on Item 5.4 of the Disclosure Schedule, the Company has no Subsidiaries, direct or indirect, and owns no capital stock or other securities, or rights or obligations to acquire the same, of any other Person.

     Section 5.5. Consent and Approvals. Except as sot forth on Item 5.5 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement or any Related Documents by HEI, HEDC, the Company or any of its Subsidiaries, as applicable, nor the consummation of any transaction related hereto or thereto, nor the issuance, sale or delivery of the Securities, nor the issuance or delivery of any Conversion Securities will require any consent or approval of, filing or taking of any other action with, or notice to, any Person, other than such Consents, approvals, filings or actions the failure of which to take or obtain would not reasonably be expected to have a Material Adverse Effect or have already been obtained.

     Section 5.6. Pro Forma Balance Sheet. The pro forma balance sheet set forth on Item 5.6 of the Disclosure Schedule fairly presents in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis as of its date, after giving effect to the consummation of the transactions contemplated hereby.

     Section 5.7. Financial Statements. HEI has furnished to the Purchaser (i) its audited consolidated financial statements for the fiscal years ended 1997, 1996 and 1995 (including all management letters, if any, issued in connection therewith) consisting of the audited consolidated balance sheets, income statements and statements of stockholders' equity for each such fiscal year,
(ii) its unaudited consolidated financial statements for the months of January, February, March and April 1998, consisting of the unaudited consolidated balance sheets and income statements for each such month, (iii) the unaudited financial statements of HEN for the fiscal year ended 1997 consisting of the unaudited balance sheets, income statements and statements of stockholders' equity for such fiscal year and (iv) the unaudited financial statements for the months of January, February, March and April 1998, consisting of the unaudited balance sheets and income statements for each such month (all of the preceding financial statements being, collectively, the "Financial Statements"; the most recent audited consolidated balance sheet included within the Financial Statements is herein

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


referred to as the "Balance Sheet"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fairly present in all material respects the financial position of HEI and its Subsidiaries and the results of its operations and cash flows for the periods covered thereby, except, in the case of the unaudited Financial Statements, for normal year-end adjustments and the omission of certain footnote disclosures.

     Section 5.8. Material Adverse Change. Except as set forth on Item 5.8 of the Disclosure Schedule, since March 31, 1998, the business of the Company has been conducted in the ordinary course and in substantially the same manner as previously conducted and there has been no Material Adverse Effect.

     Section 5.9. Events Subsequent to the Date of the Last Financial Statement. Since the date of the last audited Financial Statements, except as contemplated by this Agreement, in connection with the transactions regarding the Kermit Channel in accordance with the documents delivered pursuant to Section 3.12, or as set forth in the Balance Sheet or on Item 5.9 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) issued any stock, bond or other security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business,
(iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock, (v) mortgaged, pledged or subjected to any Lien any of its assets, tangible or intangible, other than Liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim owed to the Company or any of its Subsidiaries except in the ordinary course of business, (vii) sold, assigned, transferred or granted any exclusive license with respect to any Intellectual Property, (viii) suffered any substantial loss of property or waived any right of substantial value other than in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company or any of its Subsidiaries or (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby.

     Section 5.10. Absence of Undisclosed Liabilities. Since the date of the last audited Financial Statements, HEI, the Company and its Subsidiaries incurred no material liabilities, matured or unmatured, fixed or contingent, which are not fully reflected or provided for on the Balance Sheet, or any material loss contingency (as defined in Statement of Financial Accounting Standards No.5) whether or not required by GAAP to be shown on the Financial Statements, except (i) obligations to perform under commitments incurred in the ordinary course of business, (ii) tax and related liabilities which have been disclosed pursuant to Section 5.11 below and (iii) as set forth on Item 5.10 of the Disclosure Schedule.

     Section 5.11. Taxes. Except as set forth on Item 5.11 of the Disclosure Schedule, the Company and each of its Subsidiaries has accurately completed and filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all material tax returns and reports required to be filed with the Internal Revenue Service, the State of Delaware, any other states or governmental subdivisions and all foreign countries and has paid all material taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of the Company, claimed by such authority or jurisdiction to be due unless contested in good faith pursuant to appropriate proceedings) on or in respect of such tax returns and reports, and has withheld taxes from employees' salaries and all other withholding taxes and obligations required to be made with respect to the Company and its Subsidiaries. The Company knows of (i) no unpaid assessment for additional taxes or penalties for any fiscal period and (ii) no material tax Lien, whether imposed by any Federal, state, county, municipal or foreign taxing authority, outstanding against the assets or businesses of the Company or any of its Subsidiaries, except for taxes not yet due and payable. Except as set forth on
Item 5.11 of the Disclosure Schedule, no material tax returns of the Company or any of its Subsidiaries have ever been audited.

     Section 5.12. Litigation. Except as set forth on Item 5.12 of the Disclosure Schedule, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, their assets or businesses, at law or in equity, before any court, arbitration panel, tribunal or governmental commission, bureau, agency or instrumentality which would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or restrain the consummation of the transactions contemplated by this Agreement and the Related Documents.

     Section 5.13. Insurance. The Company and its Subsidiaries hold valid policies in full force and effect covering all of the insurance which the Company believes provides adequate coverage and limits for the business of the Company and its Subsidiaries.

     Section 5.14. Conflicts of Interests. Except as set forth on Item 5.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has engaged in any transactions with HEDC, HEI or Hallmark, and neither the Company nor any of its Subsidiaries is a party to or bound by any lease, purchase contract or other agreement with any director or executive officer which has not been entered into on an arm's-length basis.

     Section 5.15. Licenses. Set forth on Item 5.15 hereof of the Disclosure
Schedule is a true and complete list in all material respects and summary description of all material franchises, permits, licenses and other material rights, including, without limitation, all material governmental approvals, authorizations, consents, licenses and permits, which are necessary or required for the conduct by the Company and each of its Subsidiaries of the businesses currently conducted by them (collectively, the "Licenses"). The Company knows of no basis upon which the renewal of any Licenses would be denied in the future. Each such License has been validly issued to and is in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any such License except for such violations that could not reasonably be expected to have a Material Adverse Effect.

     Section 5.16. Intellectual Property Rights. Set forth on Item 5.16 of the Disclosure Schedule is a true and complete list and summary description of all material patents, trademarks, service marks, trade names, copyrights or other similar proprietary rights, or any rights or licenses to use the same, and any and all applications therefor, presently owned or held by the Company and its Subsidiaries (collectively, the "Intellectual Property"). Such Intellectual Property constitutes all material intellectual property and similar proprietary information necessary to permit the Company and its Subsidiaries to conduct their businesses as currently conducted and as contemplated to be conducted. None of the Company nor any of its Subsidiaries has received any formal or informal notice of infringement or other complaint that any of their operations infringe any rights under Intellectual Property of any other Person, nor does the Company or any of its Subsidiaries have any reason to believe that there has been any such infringement. No royalties, honorariums or fees are or will be payable by the Company or any of its Subsidiaries to any other Person by reason of the ownership or use by any of them of any Intellectual Property.

     Section 5.17. Brokers, etc. None of the Company nor any of its Subsidiaries has dealt with, nor are any of them obligated to pay any fee or commission in connection with, any broker, finder or other similar Person in connection with the offer or sale of the Securities or any of the transactions contemplated by this Agreement.

     Section 5.18. Accuracy of Information. The projections furnished to Purchaser by the Company (the "Projections"), as of the date thereof, were based on good faith estimates and assumptions by the management of the Company, which the Company believes, as of the date thereof, were fair and reasonable in light of the historical financial performance of the Company and its Subsidiaries and current and reasonably foreseeable business conditions, it being recognized by the Purchaser, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

     Section 5.19. Contracts and Commitments.

        (a) Except as expressly contemplated by this Agreement or any Related Documents or as set forth on Item 5.19 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written (all items set forth thereon are referred to as "Material Agreements"):

            (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

            (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

            (iii) contract under which it has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

            (iv) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets;

            (v) guarantee of any obligation;

            (vi) lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

            (vii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it in excess of $100,000;

            (viii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $100,000;

            (ix) assignment, license or indemnification with respect to any intangible property, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information);

            (x) warranty agreement with respect to its services rendered or its products sold or leased;

            (xi) agreement under which it has granted any Person any registration rights or similar rights (including piggyback rights) or co-sale or similar rights in respect of any of its securities;

            (xii) sales, distribution or franchise agreements involving amounts in excess of $100,000;

            (xiii) agreement with a term of more than six months which is not terminable by it upon less than 30 days' notice without penalty involving amounts in excess of $100,000;

            (xiv) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world,

            (xv) contract, agreement or other arrangement (including, without limitation, any stockholders or voting agreement, voting trust or similar arrangement with respect to any of its securities with any officer, director, employee, holder of securities or Affiliate, or any Affiliate of any officer, director, employee or holder of such securities; or

            (xvi) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

        (b) Except as set forth on Item 5.19 of the Disclosure Schedule, all of the Material Agreements set forth on such Item 5.19 are valid, binding and enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. The Company and each of its Subsidiaries has performed all material obligations required to be performed by it under such Material Agreements and neither the Company nor any of its Subsidiaries is in default under or in breach of, nor are any of them in receipt of any claim of default or breach under, any such Material Agreement to which it is subject; neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations; neither the Company nor any of its Subsidiaries has any knowledge of any breach or anticipated breach by the other parties to any Material Agreement to which it is a party; and neither the Company nor any of its Subsidiaries is a party to any material contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

     Section 5.20. Customers and Suppliers. Set forth on Item 5.20 of the Disclosure Schedule hereof is a list of the distributors ("Distributors") of the Company and its Subsidiaries for each of the two most recent fiscal years, and set forth opposite the name of each such Distributor is the percentage of consolidated net sales and subscribers attributable to such Distributor. Such
Item 5.20 also lists any additional current Distributors which the Company and its Subsidiaries anticipates shall be among the 25 largest Distributors for the current fiscal year. To the knowledge of the Company, since the date of the Balance Sheet, no material supplier of the Company or any of its Subsidiaries has indicated that it shall materially change the pricing of its programming or that it shall stop, or materially decrease the rate of, distributing programming to the Company or any of its Subsidiaries, including HEDC pursuant to the Program License Agreement, and no Distributor listed on the aforementioned Item
5.20 has indicated that it shall stop, or materially decrease the rate of, purchasing, distributing or licensing rights to television programming from the Company and its Subsidiaries.

     Section 5.21. Plans. Neither the Company nor any of its Subsidiaries is a party to any Plan, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA").

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Purchaser represents and warrants to the Company, at and as of the Closing Date, as follows:

     Section 6.1. Existence; Power and Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite power and authority and has taken all required partnership and other action necessary to execute and deliver and perform this Agreement, the Related Documents and each other document or instrument related hereto or thereto to which it is a party, and to carry out the terms hereof and thereof. None of the foregoing actions will (i) violate any provision of its organizational documents, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which it is a party or by which it is bound, (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity or authority applicable to or bearing upon it or any of its assets or business, or (iv) require any consent or approval of, filing or taking of any other action with, or notice to, any Person, other than such Consents, approvals, filings or actions the failure of which to take or obtain would to reasonably be expected to have a Material Adverse Effect or have already been obtained.

     Section 6.2. Enforceability, etc. This Agreement and each of the Related Documents has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with their respective terms.

     Section 6.3. Purchase for Investment. It is purchasing the Securities for its own account and not for the account of any Plan and with no present intention to distribution thereof. Purchaser understands that the Securities and any Conversion Securities must be held indefinitely unless it is registered under the Securities Act or an exemption from such registration becomes available, and that the Securities and any Conversion Securities may be transferred only as provided in this Agreement and the Related Documents.

     Section 6.4. Financial Matters. It represents and understands that the purchase of the Securities involves substantial risk and that Purchaser's financial condition and investments are such that it is in a financial position to hold the Securities for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Securities. Purchaser represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act, and that it is a sophisticated investor, capable of evaluating the merits and risks of investing in the Company given its current stage of development.

     Section 6.5. Adequate Access to Personnel and Materials. During the negotiation of the transactions contemplated herein, Purchaser and its representatives have been afforded full and free access to HEI's and the Company's corporate books, financial statements and records, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

         Section 6.6. Brokers, etc. It has not dealt with, nor is the Purchaser obligated to pay any fee or commission in connection with, any broker, finder or other similar Person in connection with the offer or sale of the Securities or any of the transactions contemplated by this Agreement.

         Section 6.7. Litigation. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, at law or in equity, before any court, arbitration panel, tribunal or governmental commission, bureau, agency or instrumentality which would reasonably be expected to have a material adverse effect on the legal ability of the Purchaser to consummate the transactions contemplated by this Agreement or which seeks to enjoin or restrain the consummation of the transactions contemplated by this Agreement and the Related Documents.

                                  ARTICLE VII

                            COVENANTS OF THE COMPANY

         Section 7.1. Fulfillment of Obligations. The Company shall, and shall cause each of its Subsidiaries to, perform, observe and comply with Section 7.3 for so long as the Purchaser or any Qualified Holder holds Securities and with all of the terms, conditions, agreements, obligations, restrictions and covenants to be performed by it hereunder, for so long as the Purchaser or any Qualified Holder holds Securities representing at least 50% of the shares of Common Stock purchased by the Purchaser on the date of this Agreement or the put price payable pursuant to Section 7.14 and 7.15 hereof remains unpaid in full in cash.

         Section 7.2. Use of Proceeds. The Company shall use the proceeds of the sale of the Securities only for the purposes described in Section 2.5 hereof.

         Section 7.3. Accounts and Reports. Each of HEI and the Company shall furnish to Purchaser and each Qualified Holder copies of the following:

                  (a) As soon as available but in any event within 30 days after the end of each monthly accounting period of the Company in each fiscal year (or such shorter period as is provided to the Company's lenders), unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth, in each case, comparisons to the Annual Budget and to the corresponding period in the preceding fiscal year. All such statements shall be certified by the Company's chief financial officer.

                  (b) As soon as available but in any event within 45 days after the end of each fiscal quarter of the Company in each fiscal year (including the last quarter of any such fiscal year) (or such shorter period as is provided to the Company's lenders), quarterly unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, and quarterly unaudited consolidated balance sheets of the Company and its Subsidiaries for such fiscal quarter, setting forth, in each case, comparisons to the Annual Budget and to the corresponding period in the preceding fiscal year. All such statements shall be certified by the Company's chief financial officer.

                  (c) As soon as available but in any event within 90 days after the end of each fiscal year (or such shorter period as is provided to the Company's lenders), consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Annual Budget and to the preceding fiscal year, and accompanied by
         (i) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of Arthur Andersen LLP or another independent accounting firm of recognized national standing, (ii) a copy of such firm's annual management letter to the Company's Board of Directors and (iii) a management report and discussion, prepared by the Company's chief financial officer, in reasonable detail, of the Company's operating results for such fiscal year.

                  (d) Accompanying the financial statements referred to in clauses (a) and (b) above, a certificate of the Company's chief financial or chief executive officer stating that no Major Corporate Transaction has occurred without the consent of Purchaser and that the Company has not issued and HEDC has not sold securities to a Strategic Partner (as such terms are defined in the Stockholders Agreement) or, if any such event has occurred, specifying the material terms thereof.

                  (e) Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the operations or financial affairs of the Company and its Subsidiaries provided by the Company's independent accountants (and not otherwise contained in other materials provided hereunder).

                  (f) As soon as practicable and in any event no later than 30 days prior to the close of each fiscal year of the Company, a budget for the immediately succeeding fiscal year, which shall be prepared in reasonable detail and in a form reasonably satisfactory to the Purchaser, which budget shall display (segregated on a monthly basis) anticipated statements of income and cash flows and balance sheets for the Company and its Subsidiaries for such immediately succeeding fiscal year (the "Annual Budget"), and, promptly upon preparation thereof, all other significant budgets (including strategic plans) prepared by the Company or any of its Subsidiaries shall be delivered to the Purchaser.

                  (g) Within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company or any of its Subsidiaries sends to its stockholders and copies, if any, of all registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the businesses of the Company or any of its Subsidiaries.

                  (h) Promptly upon the occurrence of an event of default under any indebtedness incurred pursuant to Section 7.5, written notice of such event of default and a description of the actions being taken by HEI in connection therewith.

                  (i) With reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 7.3 may reasonably request.

Each of the financial statements referred to in subparagraphs (a), (b) and (c) shall be prepared in accordance with GAAP, consistently applied, and shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would reasonably be expected to have a Material Adverse Effect).

         Notwithstanding the foregoing, the provisions of this Section 7.3 shall cease to be effective so long as the Company (x) is subject to the periodic reporting requirements of the Exchange Act and continues to comply with such requirements and (y) promptly provides to each person otherwise entitled to receive information pursuant to this Section 7.3 such reports and other material filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Exchange Act.

         Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under Sections 7.3 or 7.4 hereof shall use its best efforts to maintain the confidentiality of all non-public information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided, however, that each such Person may disclose such information in connection with the sale or transfer of any Securities or Conversion Securities if such Person's transferee agrees in writing to be bound by the provisions hereof. If this Agreement terminates, each Person entitled to receive information under Sections 7.3 or
7.4 hereof, shall not use in any manner any information or material obtained from or on behalf of Hallmark, HEI, HEDC or the Company or any of their respective directors, officers, employees, agents or representatives, whether prior to, on or after the date of this Agreement, other than information and material readily ascertainable from public or published information, or trade sources, already known by Purchaser independently of any investigation of Hallmark, HEI, HEDC or the Company and its Subsidiaries received from a third party not known or reasonably believed by Purchaser to be under an obligation to any of Hallmark, HEI, HEDC or the Company or any of its Subsidiaries to keep such information confidential. If this Agreement terminates, any documents or material obtained by Purchaser from or on behalf of Hallmark, HEI, HEDC or the Company or any of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives of such Persons, upon written request, shall promptly be returned and any analyses, compilations, studies or other material prepared by Purchaser or its representatives containing, or based in whole or in part on, any information or material so obtained from or on behalf of Hallmark, HEI, HEDC or the Company or any of its Subsidiaries shall promptly be destroyed.

         For purposes of Sections 7.3, 7.4 and 7.5 hereof, the term "Purchaser" shall include any partner of a Purchaser who received Securities or Conversion Securities pursuant to a distribution from or a liquidation of such Purchaser.

         For purposes of this Agreement and each Related Document, all holdings of Securities and Conversion Securities by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Related Documents.

         Section 7.4. Inspection of Property. The Company shall permit representatives designated by Purchaser, upon reasonable notice and during normal business hours, to (i) visit and inspect the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and
(iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors, officers, key employees and independent accountants thereof, provided that such access pursuant to clauses (i), (i) or
(iii) shall not interfere with normal operations of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by Purchaser or any Qualified Holder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Person.

         Section 7.5. Restrictions. So long as Purchaser holds Securities representing at least 50% of the shares of Common Stock purchased by the Purchaser on the date of this Agreement or the put price payable pursuant to
Section 7.14 hereof remains unpaid in full in cash:

                  (a) HEI and the Company shall not enter into, and shall not permit any of their respective Subsidiaries to enter into, any agreement or instrument which by its terms would restrict the ability of the Company or HEI to fulfill its obligations under this Agreement or any Related Agreement, including the ability to pay the put price in cash to Purchaser pursuant Section 7.15 hereof; and

                  (b) The Company shall not make any amendment to the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, containing any provisions, which would adversely affect or otherwise impair the rights of the Purchaser under this Agreement, the Certificate of Incorporation or By-Laws or any Related Document;

                  (c) Except for borrowings (including borrowings under the Senior Credit Agreement, from an Affiliate or otherwise) in an amount not to exceed $325,000,000, HEI shall not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, indebtedness which is senior to or pari passu in right of payment to the prior payment in full (in cash) of the put price payable to the Purchaser pursuant to this Agreement, except with the prior written consent of the Purchaser; nor may HEI incur any indebtedness pursuant to this clause (c) to make payments in respect of
         (i) obligations which are junior in right of payment prior to the payment in full (in cash) of the put price payable to Purchaser pursuant to this Agreement or (ii) senior or pari passu obligations incurred in violation of this clause (c); and

                  (d) Other than debt incurred in accordance with clause (c) above, debt incurred for new business opportunities which the parties mutually agree upon, and amounts set forth on Schedule 7.5(d), neither HEI, HEDC, nor the Company will create, incur, assume or suffer to exist any obligations payable to Hallmark, HEI or any of their Affiliates, which are senior to or pari passu in right of payment to the prior payment in full (in cash) of the put price payable to Purchaser pursuant to this Agreement; provided that HEI, HEDC and the Company shall be permitted to refinance indebtedness payable to Hallmark, HEI or any of their Affiliates with indebtedness which is junior in right of payment to the prior payment in full (in cash) of the put price payable to Purchaser pursuant to this Agreement.

         Section 7.6. Compliance with Agreements. The Company, HEI and HEDC shall perform and observe all of their respective obligations set forth herein and in the Related Documents.

         Section 7.7. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission which has been declared effective by the Securities and Exchange Commission pursuant to the requirements of the Securities Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder to the extent required to enable such Holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) if previously filed, a registration statement on Form S-3, if available, or any similar registration form hereafter adopted by the Securities and Exchange Commission; provided, however, if at any time the Company notifies such Holders of (i) any request by the Securities and Exchange Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (ii) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) the happening of any event which makes any statement made in any registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders will forthwith discontinue disposition of any Securities pursuant to the registration statement covering such Securities until (a) such Holder's receipt of the copies of the supplemented or amended prospectus contemplated above, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and (b) until it has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus. Upon the reasonable request of the Purchaser, the Company shall deliver to any Holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         Section 7.8. Affirmative Covenants. So long as Purchaser holds Securities representing at least 50% of the shares of Common Stock purchased by the Purchaser on the date of this Agreement or the put price payable pursuant to
Section 7.14 hereof remains unpaid in fall in cash, the Company shall, and shall cause each of its Subsidiaries to:

                  (a) cause to be done all things necessary to maintain, preserve and renew all material Licenses, authorizations and permits necessary to the conduct of its business;

                  (b) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary repairs, renewals and replacements, so that its businesses may be properly conducted at all times;

                  (c) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon other than taxes, assessments or charges the Company is contesting in good faith) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a Material Adverse Effect, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books with respect thereto;

                  (d) comply with all other material obligations which it incurs pursuant to any contract or agreement as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a Material Adverse Effect, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books with respect thereto;

                  (e) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a Material Adverse Effect; and

                  (f) maintain proper books of record and account which fairly present in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied.

         Section 7.9. Liability Insurance. The Company shall, and shall cause each of its Subsidiaries to, maintain in full force and effect a policy or policies of standard comprehensive general liability insurance underwritten by a U.S. insurance company insuring its properties and business against such losses and risks, and in such amounts, as are adequate for its business and as are customarily carried by entities of similar size engaged in the same or similar business. Such policies shall include property loss insurance policies, with extended coverage, sufficient in amount to allow the replacement of any of its material tangible properties which might be damaged or destroyed by the risks or perils normally covered by such policies.

         Section 7.10. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates unless such arrangement or contract is fair and equitable to the Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates.

         Section 7.11. Maintenance of Corporate Existence. Unless otherwise determined by the Board of Directors of the Company, the Company, will preserve, renew and keep in full force and effect, its corporate existence, qualification in requisite jurisdictions and rights and privileges necessary in the normal conduct of its business.

         Section 7.12. Reserve for Conversion Securities. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Dilution Warrant and the conversion of the Class B Common Stock, and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect such exercise or conversions or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Dilution Warrant and the conversion of the Class B Common Stock into Class A Common Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that my be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon exercise of the Dilution Warrant and the conversion of the Class B Common Stock, as the case may be.

         Section 7.13. Put Rights. (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stockholders Agreement.

                  (b) Prior to the consummation of a Qualified Public Offering, Purchaser has the right to cause the Company to repurchase all but not less than all of the Securities owned by Purchaser, at the put price described below:

                           (i) upon December 31, 2001, at a put price equal to
                  the greater of: (1) Fair Market Value or (2) an amount which provides Purchaser with the Rate of Return on its investment; provided, that Purchaser must inform the Company in writing of its decision to exercise its rights within one hundred twenty
                  (120) days after such anniversary;

                           (ii) after December 31, 2003, at a put price equal to
                  Fair Market Value;

                           (iii) for a period of 60 days following a Change of
                  Control of the Company occurring prior to December 31, 2001, at a put price equal to the greater of: (1) Fair Market Value or (2) an amount which provides Purchaser with the Rate of Return on its investment;

                           (iv) for a period of 60 days following a Change of
                  Control of the Company occurring after December 31, 2001, at a put price equal to Fair Market Value;

                           (v) for a period of 60 days following appointment or
                  removal of the Chairman of the Board of Directors for any reason other than cause occurring prior to December 31, 2001, at a put price equal to the greater of (1) Fair Market Value or (2) an amount which provides Purchaser with the Rate of Return on its investment;

                           (vi) for a period of 60 days following the
                  appointment or removal of the Chairman of the Board of Directors for any reason other than cause occurring after December 31, 2001, at a put price equal to Fair Market Value; and

                           (vii) in the event the Company, HEDC or HEI enters
                  into any Agreement which prohibits or restricts in any manner the payment of the put rights contained in Sections 7.14-7.17 in cash or if the Company, HEDC or HEI amends the Company's Certificate of Incorporation or this Agreement in any manner which has a material adverse effect on Purchaser's rights;

                                    (1) and such actions occur prior to December
                           31, 2001, for a period of 60 days after Purchaser has received notice of the effectiveness of such Agreement or Amendment, at a put price equal to the greater of: (A) Fair Market Value or (B) an amount which provides Purchaser with the Rate of Return on its investment; and

                                    (2) and such actions occur after December
                           31, 2001, for a period of 60 days after Purchaser has received notice of the effectiveness of such Agreement or Amendment, at a put price equal to Fair Market Value.

                           (c) Prior to the consummation of a Qualified Public
                  Offering or the addition by the Company of a Strategic Partner, Purchaser has the right to cause the Company to repurchase all but not less than all of the Securities owned by Purchaser at the put price described below:

                                    (i) for a period of 60 days following the
                           consummation of a Major Corporate Transaction occurring without the approval of Purchaser and prior to December 31, 2001, at a put price equal to the greater of: (1) Fair Market Value or (2) an amount which provides Purchaser with the Rate of Return on its investment; and

                                    (ii) for a period of 60 days following the
                           consummation of a Major Corporate Transaction occurring without the approval of Purchaser and after December 31, 2001, at a put price equal to Fair Market Value.

                           (d) Prior to the consummation of a Qualified Public
                  Offering, for a period of 60 days after any of the following events, Purchaser has the right to cause the Company to repurchase all but not less than all of the Securities owned by Purchaser at a put price equal to the greater of Fair Market Value or an amount which provides Purchaser with the Rate of Return on its investment:

                                    (i) the Board of Directors of HEI authorizes
                           the commencement of a voluntary bankruptcy petition under the Bankruptcy Code of 1986, as amended, or any analogous insolvency, receivership or custodian petition under applicable state law;

                                    (ii) HEI is in default of its payment
                           obligations under the Senior Bank Agreement or any other senior indebtedness incurred pursuant to
                           Section 7.5(c) hereof and such default has not been cured or waived in accordance with the Senior Bank Agreement or agreements evidencing such other senior indebtedness; and

                                    (iii) an event of default with respect to
                           the financial covenants contained in the Senior Bank Agreement has occurred and such event of default has not been waived in accordance with the terms of the Senior Bank Agreement; provided, however, in the event that the defaults or events of default referenced in subsections (d)(ii) and (d)(iii) are subsequently and properly waived and written evidence of such waiver is provided to Purchaser, the foregoing put right shall be rendered of no further force or effect. Nothing in this Section 7.13(d) shall be deemed or be construed to operate as a waiver of any put rights under any other provision of this Agreement or of any future put rights which may arise under this Section 7.13(d).

                           (e) "Fair Market Value" means:

                                    (1) for Securities listed on a recognized
                           securities exchange or the NMS, the average of the last sales prices (or, if no sale occurred on such date, at the last "bid" price thereon) for the ten consecutive trading days before such date;

                                    (2) for Securities traded over-the-counter
                           (other than on the NMS), the average of the last "bid" prices for the ten consecutive trading days before such date; and

                                    (3) in all other situations, the amount
                           agreed upon by the relevant parties. If the parties fail to agree within 15 days following delivery of written notice from Purchaser of its intent to exercise its put, the Fair Market Value shall be calculated as follows: Within 10 days, HEDC and Purchaser shall each select an independent appraiser nationally recognized as qualified to appraise like businesses, each of whom shall deliver its appraisal of the Fair Market Value of Purchaser's Securities to an independent person (to be agreed by HEDC and Purchaser) within 20 Business Days following the selection of such appraiser. Any calculation of Fair Market Value shall represent that amount that an informed and willing purchaser under no compulsion to buy would pay for Purchaser's Securities at issue, taking into account all facts and circumstances prevailing, but disregarding any discount or premium based on control and taking into account valuations for comparable public companies and purchase and sale transactions of such comparable companies. If the higher appraisal is less than five percent greater than the lower appraisal, the independent person shall notify the parties and the Fair Market Value shall be the arithmetic mean of the two appraisals. If the higher appraisal is equal to or more than five percent greater than the lower appraisal, the independent person shall notify the parties and each appraiser of that fact (and of the amounts). In such a case, the two appraisers shall, within 10 Business Days of such notification from the independent person, agree on a third independent appraiser nationally recognized as qualified to appraise like businesses, which third appraiser shall deliver its appraisal of the Fair Market Value of the Company to the independent person within 20 Business Days of the selection of such third appraiser. The Fair Market Value shall then be calculated as follows: (A) if the higher of the first two appraisals is more than ten percent greater than the lower of the first two appraisals, the arithmetic mean of the two closest of the three appraisals and (B) if the higher of the first two appraisals is not more than ten percent greater than the lower of the first two appraisals, then the middle appraisal. The independent person shall promptly give written notice of the Fair Market Value of Purchaser's Securities to each party. HEDC and Purchaser shall each bear its own costs incurred in connection with the appraisal procedure under this Section and both shall share equally the costs and expenses of the third appraiser, if applicable.

         Section 7.14. Exercise of Put Option. Purchaser may exercise its put rights by notifying the Company in writing of its intention to exercise such rights. The Company will be obligated to pay the put price as provided in
Section 7.13 within fifteen (15) days of the exercise of the put by wire transfer of immediately available funds. In the event the Company is unable or not permitted to pay the put amount, for any reason, Purchaser may present notice of its intention to exercise its put rights to HEDC, who shall thereafter be obligated to pay the put price to Purchaser in accordance with the provisions of this Section 7.14 and Section 7.15. Thereafter, in the event HEDC is unable or not permitted to pay the put amount in cash, Purchaser may present notice of its intention to exercise its put rights to HEI, who shall then be obligated to pay the put price to Purchaser in accordance with the provisions of this Section
7.14 and Section 7.15. In the event HEI or HEDC is unable or not permitted to pay the put amount in cash within fifteen (15) days of its receipt of the foregoing notice by wire transfer of immediately available funds, such obligation shall remain an obligation of HEI and containing the terms specified in Section 7.15. Notwithstanding the foregoing, in the event the obligation to pay the put amount arises pursuant to Section 7.13(d), such obligation shall immediately become an obligation of HEI containing the terms specified in Section 7.15, effective as of the date of the exercise of the put if HEN and HEDC fail to make payment pursuant to this Section 7.14. None of the Company, HEDC or HEI shall be entitled to set-off and reduce any amounts payable to Purchaser upon the repurchase of Common Stock pursuant to this Section 7.14 and Section 7.15 for any obligations or liabilities of Purchaser to the Company, HEDC or HEI pursuant to a written agreement or a final non-appealable judgment. Purchaser may assign any of its rights under this Article VII to any Related Person.

         Section 7.15. Terms of Put Obligation. In the event HEI fails to make payment within the time period specified in Section 7.14 or the obligation to pay the put amount arises the exercise of the put to Section 7.13(d), HEI shall be obligated to pay interest in cash on the unpaid portion of the put amount on a quarterly basis, on the first day of each fiscal quarter, at an interest rate of seven percent (7%) per annum. In any event, HEI will be obligated to pay the entire unpaid portion of the put amount, together with any accrued but unpaid interest, on or before the date which is six months from the data on which HEI first became obligated to pay the put amount. The foregoing debt obligation shall be senior to all other indebtedness of HEI, except for borrowings which were incurred in accordance with Section 7.5, and shall be evidenced by a note in substantially the form attached hereto as Exhibit H. HEI covenants and agrees to execute and deliver any documents reasonably requested by the Purchaser to evidence the foregoing obligation, including the aforementioned note and to execute and deliver Uniform Commercial Code financial statements within thirty
(30) days of the date hereof to record the lien to secure the foregoing obligation.

         Section 7.16. Call Rights. After December 31, 2004, the Company or an Affiliate thereof my repurchase at its option, all, but not less than all, of the Securities held by Purchaser at a "call" price equal to Fair Market Value and Purchaser agrees to sell its Common Stock on such terms.

         Section 7.17. Further Assurances. The Company and the Purchaser will cure promptly any defects in the creation and issuance of the Securities or any Conversion Securities, and in the execution and delivery of this Agreement. The Company and the Purchaser will promptly execute and deliver promptly upon request all such other and further documents, agreements and instruments in compliance with or pursuant to the covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

         Section 7.18. Efforts. (a) Subject to the terms and conditions hereof, each party hereto shall use all reasonable efforts to consummate the transactions contemplated hereby as promptly as practicable.

         (b) The Company and Purchaser will, as promptly as practicable (i) make the required filings with, and take all reasonable steps to obtain all other required authorizations, approvals, consents and other actions of, governmental authorities and (ii) take all reasonable steps (not including the expenditure of money or the payment or delivery of other consideration) to obtain all other required consents of other Persons with respect to the transactions contemplated hereby.

                                  ARTICLE VIII

                                  TERMINATION

         Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of the Company and the Purchaser;

                  (b) by either the Company or the Purchaser if the Closing shall not have occurred by July 31, 1998; provided, however, that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder; or

                  (c) by the Company or the Purchaser if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 8.2. Effect of Termination. Except for the obligations of
Section 9.2 hereof, if this Agreement shall be terminated by written notice pursuant to Section 8.1, all obligations, representations and warranties of the parties hereto under this Agreement shall terminate and there shall be no liability of any party to another party, except (i) for any breach of this Agreement prior to such termination and (ii) that the Company with promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto of Purchaser (including reasonable fees and expenses of counsel and other financial advisors) in connection with the transactions contemplated hereby up to $100,000 if this Agreement is terminated by the Purchaser due to the failure of HEI or the Company (and not the failure of Purchaser) to perform its obligations hereunder, including, without limitation, those described in Section 9.1 below.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Expenses. Subject to Section 8.2, the Company agrees to pay all expenses of the Purchaser for the negotiation, preparation, execution and delivery of this Agreement and the Related Agreements, including schedules and exhibits, including reasonable fees and expenses of counsel and other financial advisors, up to $100,000, if the transactions contemplated hereby are consummated.

         Section 9.2. Indemnification by the Company. Subject to the other provisions of this Article IX, following the Closing, HEI and the Company shall jointly and severally indemnify the Purchaser and its respective affiliates and their officers, directors, employees, agents and representatives against, and shall hold them harmless from any loss, liability, third-party claim, damage or expense (including reasonable legal fees and expenses but excluding loss of profits or other consequential damages), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach on the part of HEI or the Company of any representation or warranty made by it contained in
Article V, (ii) any breach on the part of the Company of any covenant made by it contained in this Agreement, and (iii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities issued hereunder, except for any such liabilities arising on account of the particular indemnitee's gross negligence or willful misconduct.

         Section 9.3. Indemnification by the Purchaser. Subject to the other provisions of this Article IX, following the Closing, the Purchaser shall indemnify HEI, HEDC and the Company and their affiliates and their respective officers, directors, employees, agents and representatives against, and shall hold them harmless from, any loss, liability, third-party claim, damage or expense (including reasonable legal fees and expenses but excluding loss of profits or other consequential damages) for or on account of or arising from or in connection with or otherwise with respect to any breach on the part of the Purchaser of any representation or warranty contained in Article VI or covenant made by it contained in this Agreement.

         Section 9.4. Indemnification Procedures for Claims. (a) All claims for indemnification by any party (the "Indemnified Party") hereunder shall be asserted and resolved as set forth in this Section 9.4. In the event that any written claim or demand for which the party from whom indemnification is sought (an "Indemnifying Party") would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly and within a reasonable time of discovery of the breach of nonperformance or of any covenant or representation under this Agreement, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have 15 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand.

         (b) All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the

Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense.

                  (c) If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand for which it seeks or may seek to be indemnified by the Indemnifying Party without the written consent of the Indemnifying Party. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand (so long as it is a claim or demand in respect of which indemnification is available hereunder) or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its reasonable efforts in the defense of all such claims.

         Section 9.5. Limitations Upon Indemnification. (a) The parties agree that the remedies provided in this Article IX are the exclusive remedies for any breach of representation, warranty or covenant, and for misrepresentation, under this Agreement. Any claim based, in whole or in part, upon any untrue or incorrect statement set forth in this Agreement shall be deemed to be a claim for a breach of representation, warranty or covenant, or misrepresentation, under this Agreement. Notwithstanding anything in this Article IX to the contrary:

                  (i) Neither HEI nor the Company shall be obligated to provide any indemnification under Section 9.2 (i) or (ii) unless and until the aggregate amount for which it is obligated to provide such indemnification exceeds the sum of $200,000, after which HEI and the Company shall be obligated to pay the entire amount of any such excess which is payable by it pursuant to the provisions of Section 9.2; and

                  (ii) In no event shall the aggregate liability of HEI and the Company under Section 9.2 exceed the aggregate purchase price paid hereunder.

                  (b) The representations and warranties in this Agreement and the indemnification provisions in this Agreement in respect thereof shall survive the Closing until [two years] after the Closing Date, at which time they shall terminate; provided, however, that such termination shall not affect any claim for breaches of representations or warranties if written notice thereof, in reasonable detail, is given to the breaching party or parties prior to such termination date or for breaches of the covenants hereunder

         Section 9.6. Computation of Indemnifiable Losses. Any amount payable pursuant to this Article IX shall be decreased to the extent of (a) any net reduction in tax liability that is realizable by the indemnified party upon the payment of an indemnifiable loss (assuming such indemnified party is a corporate taxpayer subject to the maximum federal income tax rate) and (b) any insurance proceeds received or receivable by the indemnified party in respect of an indemnifiable loss.

         Section 9.7. Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto, whether at law or in equity.

         Section 9.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 9.9. Parties in Interest. Subject to Section 7.15, Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         Section 9.10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement or any Related Document shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telecommunications facsimile. Such notices, demands and other communications shall be sent to the Company and the Purchaser at the addresses (or facsimile numbers) set forth on Schedule I hereto or to such other address (or facsimile number) or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

         Section 9.11. Schedules. Disclosures included in any item of any disclosure schedule to this Agreement shall be considered to be made for purposes of all disclosure schedules to this Agreement. Inclusion of any matter or item in any disclosure schedule to this Agreement does not imply that such matter or item would, under the provisions of this Agreement, have to be included in any disclosure schedule to this Agreement or that such matter or term is otherwise material.

         Section 9.12. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 9.13. Amendments and Waivers. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and by the Holders of 51% of the outstanding Securities then outstanding.

         Section 9.14. Understanding Among the Purchasers. The determination of the Purchaser to purchase the Securities pursuant to this Agreement has been made by the Purchaser independent of any other purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other purchaser or by any agent or employee of any other purchaser. In addition, it is acknowledged by the Purchaser that no other purchaser has acted as an agent of the Purchaser in connection with making its investment hereunder and that no other Person shall be acting as an agent of the Purchaser in connection with monitoring its investment hereunder.

         Section 9.15. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other issues hereunder shall be governed by and construed in accordance with the procedural and substantive laws of the State of New York without regard for its conflicts of laws rules.

         Section 9.16. Entire Understanding. This Agreement expresses the entire understanding of the parties and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, of the parties with respect to the subject matter of this Agreement. It is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 9.17. Counterparts. This Agreements may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

         Section 9.18. Publicity. None of the parties hereto nor their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or withdrawn, except as may be required by law or the regulations or policies of any securities exchange, in which case the party required to make the release or statement shall allow the other party reasonable time to comment on such release or statement in advance of such issuance.

         IN WITNESS WHEREOF, the Company, HEI HEDC and the Purchaser have executed this Agreement as of the day and year first above written.

                                  HALLMARK ENTERTAINMENT
                                  NETWORK, INC.,

                                  By: /s/ WILLIAM J. ALIBER
                                     --------------------------------------
                                     Name:
                                          ---------------------------------
                                     Title: Vice President
                                           --------------------------------

                                  HALLMARK ENTERTAINMENT
                                  DISTRIBUTION COMPANY,

                                  By: /s/ WILLIAM J. ALIBER
                                     --------------------------------------
                                     Name:
                                          ---------------------------------
                                     Title: Vice President
                                           --------------------------------

                                  HALLMARK ENTERTAINMENT, INC.,


                                  By: /s/ WILLIAM J. ALIBER
                                     --------------------------------------
                                     Name:
                                          ---------------------------------
                                     Title: Chief Financial Officer
                                           --------------------------------



                                  CHASE EQUITY ASSOCIATES, L.P.

                                  By: Chase Capital Partner,
                                      its general partner


                                  By: /s/ ARNOLD L. CHAVKIN
                                     --------------------------------------
                                     Name:  Arnold L. Chavkin
                                          ---------------------------------
                                     Title: General Partner
                                           --------------------------------